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                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 24, 1998 accompanying the financial statements of Shrader Refuse and Recycling Service Company appearing in the Form 8-K/A filed September 11, 1998 of Waste Connections, Inc. which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


Lincoln, Nebraska
September 13, 1999